Exhibit 99.2

Investor Contact:	Dow Jones & Company
Mark Donohue	200 Liberty Street
Director, Investor Relations	New York, NY 10281
(609) 520-5660

Media Contacts:
Amy Wolfcale
Vice President, Communications
(212) 416-3213

Robert Christie
Senior Manager, Corporate Communications
609-520-5051

DOW JONES TO ACQUIRE MARKETWATCH FOR $18 A SHARE

Acquisition Strengthens the Dow Jones Position as Global Leader

in Publishing Financial News and Information.

Conference Call Scheduled for 11 a.m. Monday, Nov. 15

New York (Nov. 14, 2004)—Dow Jones & Company (NYSE: DJ) today announced it has signed a definitive agreement to acquire MarketWatch, Inc. (Nasdaq: MKTW), in an all-cash transaction valued at approximately $519 million, or $18 per fully diluted common share, or approximately $463 million net of cash at MarketWatch.

The acquisition is subject to customary regulatory approvals and the approval of MarketWatch’s shareholders, and is expected to be completed in the first quarter of 2005.

MarketWatch is a leading provider of business news, financial information and analytical tools. Founded in 1997, the company operates two award-winning Web sites: MarketWatch.com and BigCharts.com. These free, advertising-supported sites serve 8 million unique visitors per month with timely market news and information. MarketWatch also operates the MarketWatch Information Services group, which is a leading licensor of market news, data, investment analysis tools and other online applications to financial services firms, media companies, and corporations.

MarketWatch will be integrated with the Dow Jones Consumer Electronic Publishing business, which comprises The Wall Street Journal Online at WSJ.com, other free advertising-supported vertical Web sites, licensing of content to Web sites, and The Wall Street Journal Radio Network.

This acquisition is a natural fit for Dow Jones. MarketWatch complements The Wall Street Journal Online network, which provides premium business news to about 3 million unique visitors per month. The Online Journal is the largest paid subscription news site on the Web with more than 700,000 paid subscribers. MarketWatch also extends the reach of the Dow Jones licensing operations.

The strategic benefits are compelling for Dow Jones:

•	The purchase will accelerate growth of the successful and rapidly growing online operations of Dow Jones by enhancing its strengths and extending its reach to a complementary but larger audience for online business and financial news—the Dow Jones brands at the high end and the MarketWatch brands at the more mass-consumer end.

•	By combining the traffic of the Wall Street Journal network of sites and MarketWatch, Dow Jones Web sites will have more than 9 million unduplicated unique visitors per month. This creates scale in terms of users that ranks Dow Jones among the world’s largest business and financial news and information Web sites. This best positions the Company to further capitalize on double-digit growth in online advertising.

•	This acquisition adds complementary proprietary content. Integrating MarketWatch and Dow Jones content will enhance all products and extend the Dow Jones position as the publisher of the world’s most vital business and financial news and information.

•	The MarketWatch information services unit significantly extends the Dow Jones licensing operations, deepening the Company’s solutions for corporate users and media and financial firms.

The transaction is financially attractive:

•	The acquisition is expected to deliver strong revenue and profit growth. MarketWatch has grown online advertising revenue by more than 30% annually during the past two years, as has the Online Journal.

•	The economic cost to Dow Jones of the transaction is estimated at $417 million, which represents $519 million to purchase outstanding shares and options net of $56 million in cash and marketable securities on hand, and $46 million for the estimated present value of MarketWatch’s net operating loss carryforwards.

•	The merger provides significant opportunity for cost savings. Operational cost synergies from combining MarketWatch with Dow Jones are expected to total $12 million, including elimination of royalty fees, the reduction of public company and other overhead costs, and benefits from integrating certain other operations.

•	The transaction will be accretive to earnings per share in 2006, the first full year of ownership. In 2005 the transaction is expected to be about five cents dilutive to earnings per share.

“This is a new media investment based on old-fashioned investment principles,” said Peter R. Kann, chairman and chief executive officer of Dow Jones & Company. “In addition to being a perfect complement to our existing leading online subscription business, the transaction is accretive to earnings in the first full year of ownership and improves the Company’s overall growth profile.”

“MarketWatch is a terrific strategic fit for Dow Jones, extending our reach into a broader and larger audience for online business and financial news,” said Richard F. Zannino, executive vice president and chief operating officer of Dow Jones & Company. “It will increase our revenue and earnings growth by enabling us to participate more fully in the rapidly growing market for online advertising. And it’s a market we know well and where we can leverage the strength of our brands, content, people, and publishing know-how.”

“Adding MarketWatch to our Internet operations will further accelerate the already-rapid growth of our Consumer Electronic Publishing unit, which includes the Wall Street Journal Online,” said L. Gordon Crovitz, senior vice president of Dow Jones & Company and president of its electronic publishing division. “With this acquisition, Dow Jones will continue and strengthen its ‘best of both worlds’ approach, which includes both the subscription Wall Street Journal Online as well as Web sites that are free to users and supported by advertising.”

“The sale to Dow Jones is a great next step for MarketWatch,” said Larry Kramer, chairman and chief executive officer of MarketWatch. “Being part of one the most respected companies in the world will create even greater opportunity for us to grow the business.”

Evercore Partners, Inc., and J.P. Morgan Inc Securities acted as financial advisers to Dow Jones and rendered fairness opinions with respect to the transaction. Fried, Frank, Harris, Shriver & Jacobson LLP acted as legal adviser.

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Webcast

Dow Jones will host a conference call for analysts and investors at 11 a.m. ET Nov. 15. The call can be accessed via a live Web cast through the Investor Relations section of the Company’s Web site, www.dowjones.com, or through a dial-in conference line, by dialing 877-407-9205. A replay of the conference call and the full text of the prepared remarks will be available on the Company’s Web site in the Investor Relations section shortly after the call concludes.

About Dow Jones & Company

In addition to The Wall Street Journal and its international and online editions, Dow Jones & Company (NYSE: DJ; www.dowjones.com) publishes Barron’s and the Far Eastern Economic Review, Dow Jones Newswires, Dow Jones Indexes and the Ottaway group of community newspapers. Dow Jones is co-owner with Reuters Group of Factiva, with Hearst of SmartMoney and with NBC Universal of the CNBC television operations in Asia and Europe. Dow Jones also provides news content to CNBC and radio stations in the U.S.

The Wall Street Journal Online network of sites includes the Online Journal at WSJ.com, the world’s largest subscription news site, with 701,000 subscribers, Barron’s Online, CareerJournal.com, CollegeJournal.com, RealEstateJournal.com, StartUpJournal.com and OpinionJournal.com

About MarketWatch

MarketWatch, Inc. is a leading provider of business news, financial information and analytical tools. Founded in 1997, the Company operates two award-winning Web sites, MarketWatch.com and BigCharts.com. The Company also produces a syndicated television program and provides updates every 30 minutes on the MarketWatch.com Radio Network. MarketWatch also offers subscription products for individual investors, including the Hulbert Financial Digest suite of products, Retirement Weekly and ETF Trader. MarketWatch’s Information Services group is a leading licensor of market news, data, investment analysis tools and other online applications to financial services firms, media companies, wireless carriers and Internet service providers.

Information Relating To Forward-Looking Statements and Non-GAAP Reconciliation

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated, including: the risk that the conditions to the merger are not met and the merger is not consummated; the possibility that the closing of the transaction is delayed and the potential adverse effect of such delay on MarketWatch’s business; if the merger is consummated, the Company’s ability to successfully integrate the acquired business into its existing business units, and to achieve production and operational efficiencies and synergies in doing so; the adverse effect on the Company of incurring additional debt to finance the acquisition, including a possible reduction in the Company’s credit rating and an increase in its cost of borrowing; the business of MarketWatch may decline as a result of uncertainty created by the merger, including during the period prior to closing; the risk that the market for online advertising does not grow as rapidly as the Company expects or that the Company will ultimately be unable to capitalize on any such growth; the risk that the Company will not realize expected opportunities to enhance its sales of its other products and services resulting from the acquisition of MarketWatch; fluctuations in traffic levels on the MarketWatch web sites; changes in demand affecting MarketWatch’s licensing business; the competition the Company’s and MarketWatch’s businesses face from other news and information companies for readers and advertising revenues; potential increased regulation of online businesses, including with respect to privacy laws; the risk that certain key employees may choose to leave MarketWatch in connection with the transaction; and such other risk factors as may be included from time to time in the Company’s reports filed with the Securities and Exchange Commission and posted in the Investor Relations section of the Company’s web site (www.dowjones.com).